Schedule A — December 31, 2008
Exhibit 3.1.24
SCHEDULE ‘A’
Liberty Property Limited Partnership
Partnership Interests
As of December 31, 2008

	Number of
	Partnership
Limited Partners	Interests	%
Balitsaris, Peter	58,542	0.0569%
Carr, Clai	115,000	0.1118%
Castorina, John	14,491	0.0141%
Denny, Joseph	260,250	0.2530%
Felix, Jill	195,043	0.1896%
Fenza, Robert	195,043	0.1896%
Fitzgerald, Ward	14,491	0.0141%
Gildea, Larry	93,319	0.0907%
Goldschmidt, Robert	22,895	0.0223%
Hagan, Michael	14,491	0.0141%
Hammers, David	244,426	0.2376%
Kiel, Bob	14,491	0.0141%
Kline, Earl	19,128	0.0186%
Lutz, Jim	37,312	0.0363%
Mazzerralli, James	14,491	0.0141%
Messaros, Sharron	7,245	0.0070%
Morrissey, Mary Beth	14,491	0.0141%
Price, Leslie	82,668	0.0804%
Reichert, Joseph	27,242	0.0265%
Marital Trust for Susannah Rouse	460,418	0.4476%
Trust for Congdon Children	95,347	0.0927%
Trust for Hammers Children	95,348	0.0927%
Trust for Mary Rouse	13,621	0.0132%
Trust for Anne Rouse	13,621	0.0132%
Trust for Rouse Younger Children	81,726	0.0794%
Trust for Laurie Hammers	5,506	0.0054%
Weitzmann, Mike	42,312	0.0411%
Liberty Special Purpose Trust	10,574	0.0103%
Thomas, Rebecca	8,076	0.0079%
Trust for J. Ryan Lingerfelt	15,625	0.0152%
Trust for Justin M. Lingerfelt	15,625	0.0152%
Trust for Daniel K. Lingerfelt	15,625	0.0152%
Trust for Catherine E. Lingerfelt	15,625	0.0152%
Lingerfelt, Alan T.	317,500	0.3086%
Lingerfelt, L. Harold	164,375	0.1598%
Lingerfelt, David L.	30,674	0.0298%

Schedule A — December 31, 2008
SCHEDULE ‘A’
Liberty Property Limited Partnership
Partnership Interests — Continued
As of December 31, 2008

	Number of Partnership
	Interests	%
Limited Partners
Morris U. Ferguson Family Trust	6,000	0.0058%
Lingerfelt, Carl C.	10,900	0.0106%
Wright, Murray H.	7,500	0.0073%
Latimer, Erle Marie	12,500	0.0122%
Samet, Norman G.	14,013	0.0136%
Mann, Bernard	14,012	0.0136%
Stender, Stewart R.	57,613	0.0560%
Rouse & Associates Maryland Partnership	20,000	0.0194%
Helwig, A. Carl	169,737	0.2185%
Sunday, James J.	79,348	0.0771%
Walters, Charles J.	100,723	0.1514%
Doyle, Margaret A.	19,380	0.0188%
Stanford Baratz Revocable Trust	9,044	0.0088%
F. Greek Logan Properties, LLC	33,682	0.0327%
Virginia Acquisition I, LLC	228,144	0.2218%
David Mandelbaum	228,144	0.2218%
Nathan Mandelbaum	228,144	0.2218%

Preferred Limited Partners
Belcrest Realty Corporation	250,000	N/A
Belwater Realty Corp.	1,260,000	N/A
Belbrook Realty Corporation	1,540,000	N/A
Clearfork Realty Corporation (6/21/07)	750,000	N/A
Montebello Realty Corp. 2002	400,000	N/A
GSEP Realty Corp. 2005	1,000,000	N/A
GSEP2006 Realty Corp.	540,000	N/A
Belmar Realty Corporation (8/21/07)	600,000	N/A
Belport Realty Corporation (8/21/07)	400,000	N/A
Belrose Realty Corporation (8/21/07)	1,000,000	N/A
Belshire Realty Corporation (8/21/07)	500,000	N/A
Belterra Realty Corporation (8/21/07)	600,000	N/A
Beldore Realty Corporation (8/21/07)	900,000	N/A

General Partner
Liberty Property Trust	GP	95.9215%

Total Ownership		100.0000%
General Partner — The partnership units for Liberty Property Trust have not been reflected

Schedule A — December 31, 2008
because there is no conversion of units to shares by the general partner.